Exhibit 99.1

CONSENT OF ROBERT A. STANGER & CO., INC.

We hereby consent to the reference in this Registration Statement on Form S-1 of Information and to all references to our firm in such registration statement.

ROBERT A. STANGER & CO., INC.

By:	/s/ Robert A. Stanger & Co., Inc.
Robert A. Stanger & Co., Inc.

Dated: April 25, 2013